EXHIBIT 10.2
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                            STOCKHOLDERS AGREEMENT

                        dated as of __________ __, 2003

                                 by and among

                          STILLWATER MINING COMPANY,

                               NORIMET LIMITED,

                                      and

                              MMC NORILSK NICKEL




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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I CERTAIN DEFINITIONS.................................................1
   1.1      Defined Terms.....................................................1
ARTICLE II CORPORATE GOVERNANCE...............................................3
   2.1      Number and Composition............................................3
   2.2      Buyer Directors...................................................4
   2.3      Public Directors..................................................5
   2.4      Committees........................................................6
   2.5      Quorum and Voting.................................................6
   2.6      Related Party Transactions........................................6
   2.7      Election of Certain Officers......................................7
   2.8      Meetings..........................................................7
   2.9      Director Fees.....................................................7
   2.10     Authority to Retain Advisors......................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND NORILSK NICKEL........8
   3.1      Organization and Good Standing....................................8
   3.2      Organizational Documents..........................................8
   3.3      Authority and Authorization.......................................8
   3.4      No Conflicts; No Consents or Approvals............................8
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY..........................8
   4.1      Organization and Good Standing....................................8
   4.2      Organizational Documents..........................................8
   4.3      Authority and Authorization.......................................8
   4.4      No Conflicts; No Consents or Approvals............................9
ARTICLE V STANDSTILL..........................................................9
   5.1      Standstill........................................................9
ARTICLE VI MISCELLANEOUS.....................................................10
   6.1      Buyer Undertaking................................................10
   6.2      Subsidiary Performance...........................................10
   6.3      Acknowledgement of the Parties...................................10
   6.4      Enforcement on Behalf of the Company.............................10
   6.5      Legends..........................................................10
   6.6      Governing Law....................................................11
   6.7      Entire Agreement; Amendments.....................................11
   6.8      Term.............................................................11
   6.9      Inspection.......................................................11
   6.10     Waiver...........................................................12
   6.11     Successors and Assigns...........................................12
   6.12     Remedies.........................................................12
   6.13     Invalid Provisions...............................................12
   6.14     Headings.........................................................12
   6.15     Further Assurances...............................................12
   6.16     Gender...........................................................12
   6.17     Counterparts.....................................................12
   6.18     Notices..........................................................13

                            STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of _________ __, 2003, by and among MMC NORILSK NICKEL, a Russian open joint stock company ("Norilsk Nickel"), NORIMET LIMITED, a company organized under the laws of England and Wales and an indirect, wholly-owned subsidiary of Norilsk Nickel ("Buyer"), and STILLWATER MINING COMPANY, a corporation organized under the laws of Delaware (the "Company") (each a "Party" and collectively the "Parties").

                                   RECITALS

         WHEREAS, Buyer, Norilsk Nickel, and the Company have entered into a Stock Purchase Agreement, dated as of November 20, 2002 (the "Stock Purchase Agreement"), pursuant to which the Company shall sell to Buyer and Buyer shall purchase from the Company 45,463,222 shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

         WHEREAS, a material inducement for the willingness of Norilsk Nickel and Buyer to enter into this Agreement is that Norilsk Nickel and Buyer reasonably expect that the Company will enter into an agreement with Buyer to purchase and resell Buyer's Palladium as contemplated by the Stock Purchase Agreement, and the Company has represented to Buyer and Norilsk Nickel that it desires to enter into such an agreement because the profits to be realized thereunder will be beneficial to the Company and its stockholders;

         WHEREAS, the Stock Purchase Agreement further provides that, on the date of the closing thereof (the "Closing Date"), Norilsk Nickel, Buyer and the Company shall enter into this Agreement to establish certain governance principles for the Company and certain other principles in connection with Buyer's share ownership in the Company from and after the Closing Date; and

         WHEREAS, each of Norilsk Nickel, Buyer and the Company acknowledges and agrees that this Agreement is an integral part of the transactions contemplated by the parties, and in the absence of this Agreement, neither the Company nor Buyer would have entered into the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein, Buyer, Norilsk Nickel and the Company, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         1.1 Defined Terms. (a) Unless specifically indicated otherwise in this Agreement, the following defined terms shall have the meanings ascribed hereto in this Article I. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

         "Affiliate" shall mean, with respect to any Party hereof, any other Person that controls, is controlled by, or is under common control with such Party. For the purposes of this definition, "control," as used with respect to a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, agency or otherwise. Notwithstanding the foregoing, for the purposes of this Agreement, the Company, on the one hand, and members of the Norilsk Nickel Group, on the other hand, shall be deemed not to be Affiliates of one another.

         "Agreement" means this Stockholders Agreement and the schedules hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

         "Board" means the Board of Directors of the Company.

         "Buyer" shall have the meaning assigned thereto in the recitals hereto.

         "Buyer Directors" shall have the meaning assigned thereto in Section 2.1(b).

         "Buyer Independent Directors" shall have the meaning assigned thereto in Section 2.2(c).

         "By-Laws" shall mean the by-laws of the Company, as may be amended from time to time.

         "Certificate of Incorporation" shall mean the certificate of incorporation of the Company, as may be amended from time to time.

         "Chief Executive Officer" shall mean the Chief Executive Officer of the Company, appointed pursuant to Section 2.7.

         "Closing" means the closing of the purchase and sale of shares of the Common Stock pursuant to the Stock Purchase Agreement.

         "Closing Date" shall have the meaning assigned thereto in the recitals hereto.

         "Company" shall have the meaning assigned thereto in the recitals hereto.

         "Common Stock" shall have the meaning assigned thereto in the recitals hereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Independence Requirements" shall have the meaning assigned thereto in Section 2.1(b).

         "Independent Directors" shall mean the Public Directors and the Buyer Independent Directors.

         "Norilsk Nickel" shall have the meaning assigned thereto in the recitals hereto.

         "Norilsk Nickel Group" shall mean the Buyer, Norilsk Nickel and all of their respective Affiliates.

         "Norilsk Party" shall mean the Buyer and Norilsk Nickel.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Organizational Documents" means the Certificate of Incorporation and the By-Laws, as such may be amended from time to time.

         "Own" shall mean "beneficially own", as such term is defined in the Securities Exchange Act of 1934, as amended. "Owned" and "Ownership" shall have correlative meanings.

         "Person" means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

         "PGM Agreement" shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Public Directors" shall have the meaning assigned to such term in
Section 2.1(b).

         "Registration Rights Agreement" means the Registration Rights Agreement between Buyer and the Company, dated as of the date hereof.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of _______, 2003, between Buyer and the Company.

         "Related Party Transaction" shall have the meaning set forth in
Section 2.6(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereto.

         "Transaction Documents" means this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement.

         "Transfer" shall mean any direct or indirect sale, transfer, assignment, hypothecation, pledge or other disposition of any Common Stock or other securities or any interests therein.

                                  ARTICLE II
                             CORPORATE GOVERNANCE

         2.1  Number and Composition.

              (a) From and after the date hereof, the number of directors on the Board shall be nine (9), or such number of directors as may be determined by the Board in accordance with the Organizational Documents; provided, that any increase or decrease in the number of directors shall be approved by a vote of the majority of the Independent Directors.

              (b) The Board shall at all times be comprised of (i) the directors elected pursuant to Section 2.2 (the "Buyer Directors"), (ii) the directors elected pursuant to Section 2.3 (the "Public Directors"), and (iii) the Chief Executive Officer. The Chairman of the Board shall at all times be the Chief Executive Officer. At all times, a majority of the directors on the Board shall meet the following requirements: such person (i) shall not be an officer, employee or director of any member of the Norilsk Nickel Group, (ii) shall meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time,
(iii) shall meet such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable Law or the rules of the NYSE, and (iv) shall become a member of the Board subject to an affirmative determination by the Independent Directors that such person has no prior material relationship with the Company (other than a director) or any Norilsk Party (including either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or a Norilsk Party)((i) through (iv), the "Independence Requirements").

              (c) Schedule 2.1 sets forth the members of the Board immediately following the Closing, comprised of (i) the Chief Executive Officer, (ii) five Buyer Directors and (iii) three Public Directors.

         2.2  Buyer Directors.

              (a) From and after the date hereof, for so long as Buyer Owns more than fifty percent (50%) of the outstanding voting securities of the Company, Buyer shall from time to time be entitled to nominate for election to the Board the smallest number of directors that is a majority of the Board. For so long as Buyer Owns ten percent (10%) or more but less than or equal to fifty percent (50%) of the outstanding voting securities of the Company, Buyer shall from time to time be entitled to nominate for election to the Board a number of directors to the Board equal to the total number of directors on the Board multiplied by the percentage of the Company's outstanding voting securities Owned by Buyer; provided, that such number shall be rounded to the nearest whole number. For the purposes of this Section 2.2, the percentage of voting securities Owned by Buyer shall be calculated pursuant to Section 13(d)(4) of the Exchange Act and the rules promulgated thereunder.

              (b) None of the Buyer Directors shall be an officer, employee or director of any member of the Norilsk Nickel Group.

              (c) Certain Buyer Directors shall meet the Independence Requirements (those Buyer Directors which meet the Independence Requirements, the "Buyer Independent Directors"). The minimum number of Buyer Independent Directors required to be on the Board shall be determined pursuant to the following formula:

       X= Y-Z

       X= the number of Buyer Independent Directors required to be on the Board

       Y= the smallest number that constitutes a majority of the Board

       Z= the number of Public Directors required to be on the Board pursuant to Section 2.3(a)

            In connection with nomination or election of any Buyer Director, Buyer shall provide the Company with such true and correct background information regarding such director as may be required under Section 14(a) of the Exchange Act and other applicable Law.

If there shall be any vacancy with respect to any Buyer Director position due to the death, resignation or removal of any Buyer Director, increase in the size of the Board, or otherwise, Buyer shall select a person or persons to fill such vacancy and, subject to the last sentence of this Section 2.2(c), take such actions as may be necessary to cause such person or persons to be elected to the Board. If it is determined that any incumbent Buyer Director shall not stand for re-election at any annual meeting of the Company's stockholders, Buyer shall designate the person who shall be nominated to be elected as a Buyer Director in lieu of such incumbent director. The nomination and election of each Buyer Director pursuant to this Section 2.2 shall be subject to the prior approval of a majority of the Board's nominating committee, which approval shall not unreasonably be withheld or delayed.

              (d) To the extent permissible under Delaware Law, Buyer may remove any Buyer Director at any time, with or without cause, by providing written notice to the Company.

         2.3  Public Directors.

              (a) From and after the date hereof, the Board shall include a number of Public Directors equal to the number of directors contemplated to be on the Board pursuant to Section 2.1(a) minus the number of Buyer Directors (as determined pursuant to Section 2.2(a)), minus one (the Chief Executive Officer). Each Public Director shall be required to meet the Independence Requirements. The nomination and election of each Public Director pursuant to this Section 2.3(a) shall be subject to the prior approval of a majority of the Board's nominating committee, which approval shall not unreasonably be withheld or delayed.

              (b) If there shall be any vacancy with respect to any Public Director position due to the death, resignation or removal of any Public Director, increase in the size of the Board, decrease in the percentage of shares of Common Stock Owned by Buyer, or otherwise, such vacancy shall be filled by a majority vote of the remaining Public Directors then in office. If any incumbent Public Director determines not to stand for re-election at any annual meeting of the Company's stockholders, the Public Directors shall determine by majority vote the person who shall be nominated to be elected as a Public Director in lieu of such incumbent director. If there shall be no Public Directors in office, the Company shall as soon as practicable call a special meeting of its stockholders to elect such number of Public Directors as may be determined pursuant to Section 2.3(a), provided that at such meeting Buyer shall vote its shares of Common Stock and any other voting securities of the Company over which it has voting power in the same manner (on a proportionate basis) as the stockholders of the Company other than the Norilsk Nickel Group; in such case the Board's nominating committee shall propose and nominate qualified persons to be elected as Public Directors at such meeting.

              (c) Neither the Norilsk Nickel Group nor the Buyer Directors shall take any action to cause the removal of any Public Director.

         2.4  Committees.

              (a) The Board shall have (i) an audit committee, to perform such functions as may be set forth in the audit committee charter of the Company, as may be amended from time to time, (ii) a nominating committee, for the purposes of approving the nominees to be elected as Buyer Directors and Public Directors, as contemplated by Sections 2.2(a) and 2.3(a), and proposing and nominating Public Director candidates as contemplated by the last sentence of
Section 2.3(b), (iii) a corporate governance committee, to recommend to the Board a set of corporate governance principles for the Company, and (iv) a compensation committee, to determine the compensation of the Chief Executive Officer and other executive officers of the Company. The Board shall also have such other committees as the Board may from time to time determine, as may be permitted under Delaware law and the Organizational Documents.

              (b) Each of the audit committee, the nominating committee, the corporate governance committee and the compensation committee shall be comprised of at least three (3) members, all of whom shall be Independent Directors, and at least one of whom shall be a Public Director. The Chief Executive Officer shall not be a member of the compensation committee.

              (c) Schedule 2.4(c) sets forth the respective members of the (i) audit committee, (ii) nominating committee, (iii) corporate governance committee, and (iv) compensation committee, immediately following the Closing.

         2.5 Quorum and Voting. The quorum for the transaction of business at any Board meeting shall be a majority of the entire Board, including at least one Public Director; provided, however, that if a quorum does not exist at three consecutive duly called meetings of the Board because no Public Directors are present, the quorum at the next duly called meeting of the Board shall be any directors constituting a majority of the entire Board. All matters shall be approved by a vote of the majority of the Board, except as
(a) otherwise set forth in this Agreement or (b) may be required under Delaware law.

         2.6  Related Party Transactions.

              (a) Neither the Company, Buyer nor any Norilsk Party shall make any decision or take, or resolve to take, any action regarding, any of the matters set forth below (each, a "Related Party Transaction"), without the prior approval of a majority of the Public Directors, which approval shall be in addition to any Board or stockholder approval required pursuant to applicable law or the Organizational Documents:

                  (i) any matter related, directly or indirectly, to the PGM Agreement or any of the Transaction Documents, including, but not limited to: (x) the amendment or modification of the Transaction Documents; (y) the negotiation, amendment or modification of the PGM Agreement and the purchase of palladium (as well as platinum or rhodium) pursuant to the PGM Agreement; or (z) any decision with respect to the registration of Common Stock pursuant to the Registration Rights Agreement;

                  (ii) any agreement, contract, arrangement, transaction, action or event with any Norilsk Party or any transaction, action (including a reverse stock split) or event otherwise benefiting a Norilsk Party in an advantageous manner over the interests of other stockholders; or

                  (iii) the amendment of the Certificate of Incorporation or By-Laws in a manner that (A) adversely affects stockholders other than the Norilsk Nickel Group or (B) is inconsistent with this Agreement.

              (b) To the extent the approval of the Company's stockholders other than the Norilsk Nickel Group is required under applicable law in connection with any Related Party Transaction, if the Public Directors determine to approve such Related Party Transactions pursuant to Section 2.6(a), the Public Directors may also recommend to such other stockholders to approve such Related Party Transaction.

              (c) In connection with the review of any Related Party Transaction, as determined to be necessary in the judgment of the Public Directors, the Public Directors may select in their sole discretion, and retain at the expense of the Company, independent financial advisors to review such transaction and provide an opinion regarding the fairness, from a financial point of view, of such Related Party Transaction (and any consideration to be received in connection therewith) to the stockholders of the Company other than the Norilsk Nickel Group.

         2.7 Election of Certain Officers. The Chief Executive Officer, chief financial officer and director of sales and marketing of the Company shall be appointed from time to time by the Board; provided that such appointment shall be subject to the reasonable approval of both (i) a majority of the Independent Directors and (ii) a majority of the Buyer Directors. The Chief Executive Officer shall not be a director or officer of any Norilsk Party.

         2.8 Meetings. Upon the written request of two (2) directors, a Board meeting shall be called for any proper purpose as soon as practicable, and each Party shall use its best efforts to cause the directors to attend any such Board meeting.

         2.9 Director Fees. All Directors shall receive normal, customary fees as determined by the Board for attending Board meetings and fulfilling their obligations as members of the Board. Directors who serve on committees shall be entitled to additional customary compensation as the Board shall determine.

         2.10 Authority to Retain Advisors. In such instances where and in such manner as it is customary, appropriate and reasonable under the circumstances to do so, any Independent Director shall have the authority to retain, at the Company's expense, legal and financial advisors in order to fulfill his or her obligations as a member of the Board.

                                 ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF BUYER AND NORILSK NICKEL

         Buyer and Norilsk Nickel, jointly and severally, hereby represent and warrant to the Company as follows:

         3.1 Organization and Good Standing. Norilsk Nickel is a joint stock company duly organized, validly existing and in good standing under the laws of Russia. Buyer is a company duly organized, validly existing and in good standing under the laws of England and Wales. Buyer is a wholly-owned indirect subsidiary of Norilsk Nickel.

         3.2 Organizational Documents. The organizational documents of each of Buyer and Norilsk Nickel are in full force and effect as of the date hereof.

         3.3 Authority and Authorization. Each of Norilsk Nickel and Buyer has all requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each of Norilsk Nickel and Buyer have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered to the Company, will constitute valid, binding and enforceable obligation of each of Norilsk Nickel and Buyer, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

         3.4 No Conflicts; No Consents or Approvals. The execution, delivery and performance of this Agreement by each of Norilsk Nickel and Buyer will not
(i) conflict with, violate or result in a breach or default of any provision of its organizational documents, or (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable thereto, or by which any of its properties or assets are bound. No Governmental Approvals, declaration, or filing with any Governmental Authority or any other Person is required to be obtained or made by Buyer or Norilsk Nickel in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents to Buyer and Norilsk Nickel as follows:

         4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         4.2 Organizational Documents. The Organizational Documents are in full force and effect as of the date hereof.

         4.3 Authority and Authorization. The Company has all requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered to Buyer, will constitute a valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

         4.4 No Conflicts; No Consents or Approvals. The execution, delivery and performance of this Agreement by the Company will not (i) conflict with, violate or result in a breach or default of any provision of the Organizational Documents, or (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable thereto, or by which any of its properties or assets are bound. No Governmental Approvals, declaration, or filing with any Governmental Authority or any other Person is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                                  ARTICLE V
                                  STANDSTILL

         5.1  Standstill.

              (a) From and after the Closing Date, each of Buyer and Norilsk Nickel shall not, and shall cause each other Norilsk Party not to, alone or acting in concert with any other Person, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Common Stock or other securities or rights to acquire any Common Stock or securities of the Company, or any assets of the Company or any subsidiary or division thereof other than the purchase of Common Stock (i) pursuant to the Stock Purchase Agreement, (ii) pursuant to the Offer and (iii) as may be necessary from time to time to maintain Ownership of 51% of the outstanding voting securities of the Company until such time as Buyer ceases to own twenty-five percent (25%) or more of the outstanding voting securities of the Company. Notwithstanding the foregoing, Buyer, Norilsk Nickel or any other Norilsk Party may make an offer to the Company to acquire all or part of the outstanding assets or securities of the Company (other than such securities already Owned by the Norilsk Nickel Group), whether pursuant to a tender offer, merger, sale of assets, combination or similar transaction or series of transactions, if as a condition to the consummation of such acquisition (A) prior written consent of a majority of the Public Directors is obtained, and (B) the Public Directors shall select in their sole discretion, and retain at the expense of the Company, independent financial advisors to review such transaction and provide an opinion regarding the fairness, from a financial point of view, of the financial terms of such transaction (and any consideration to be received in connection therewith) to the stockholders of the Company other than the Norilsk Nickel Group, which opinion shall have been received by the Public Directors.

              (b) Without the prior written consent of a majority of the Public Directors (which consent shall not unreasonably be withheld or delayed), from and after the Closing Date, Buyer shall not, and Norilsk Nickel shall cause Buyer not to, directly or indirectly, Transfer to any Person any shares of Common Stock or other voting securities of the Company Owned by it if as a result of such Transfer any Person shall Own 5% or more of the Company's outstanding voting securities immediately following such Transfer; provided, however, that no such consent shall be required (i) with respect to a transfer to an Affiliate that agrees to be bound by the provisions of this Agreement, or (ii) from and after the third (3rd) anniversary of the date of this Agreement if (A) such transferee is a reputable Person in the reasonable opinion of the Public Directors, (B) such transferee agrees to be bound by the provisions of this Agreement, without giving effect to Section 6.8 (it being understood that any such agreement shall be appropriately modified to account for transferee as a party), and (C) Buyer gives thirty (30) days prior written notice to the Company before any such Transfer, which notice shall include all relevant material terms of the Transfer (including the identity of the transferee).

                                  ARTICLE VI
                                 MISCELLANEOUS

         6.1 Buyer Undertaking. Buyer shall vote or cause to be voted all shares of Common Stock and any other voting securities of the Company Owned by it (whether or not acquired in connection with the transactions contemplated by the Transaction Documents), and shall take all other actions necessary, to cause the election of directors pursuant to Article II hereof, to otherwise ensure that the Company be governed at all times consistent with the governance principles contained in this Agreement and to ensure the fulfillment of the other obligations of the Norilsk Nickel Group set forth in this Agreement.

         6.2 Subsidiary Performance. Norilsk Nickel shall cause Buyer and the other members of the Norilsk Nickel Group to perform all of their obligations set forth in this Agreement, and shall be jointly and severally liable with Buyer or any such other members of the Norilsk Nickel Group, as the case may be, for any breach of this Agreement.

         6.3 Acknowledgement of the Parties. The Parties hereby acknowledge that the Company is a public company and that fiduciary duties are owed to all stockholders. Furthermore, notwithstanding any provision contained in this Agreement, it is understood that the Parties may not be in a position by reason of the ownership level of voting securities Owned by the Norilsk Nickel Group to cause or effect the actions and results contemplated herein; in such case the Parties agree to use all reasonable commercial efforts to achieve the actions and results contemplated by this Agreement. In particular, if Buyer ceases to Own a majority of the outstanding voting securities of the Company, it may not have the requisite power to effect the obligations contained herein. In such case, the Parties shall nonetheless be obligated to use all reasonable commercial efforts to fulfill, or to cause the fulfillment of, all obligations hereunder and otherwise use all reasonable commercial efforts to ensure that the Company is governed at all times consistent with the governance principles contained herein.

         6.4 Enforcement on Behalf of the Company. The Public Directors shall be authorized to enforce the terms of this Agreement on behalf of the Company.

         6.5 Legends. The certificates representing (i) all shares of Common Stock and any other voting securities of the Company Owned by Buyer (whether or not acquired in connection with the transactions contemplated by the Transaction Documents) and (ii) any shares referenced in (i) which are transferred to a transferee who becomes bound by the terms of this Agreement, shall, in accordance with Delaware Law, and in addition to any other necessary and required legend or legends, bear a legend stating that such shares are subject to the provisions of this Agreement.

         6.6  Governing Law.

              (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Delaware law shall govern all questions concerning the relative rights of the Company and its stockholders hereunder and all other questions concerning the construction, validity and interpretation of this Agreement.

              (b) Each of Buyer and Norilsk Nickel shall maintain at all times a duly appointed agent in the State of Delaware, which may be changed upon ten
(10) days notice to the Company, for the service of any process or summons in connection with any issue, litigation, arbitration, action or proceeding brought in any such court. Any such process or summons may also be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided in Section 6.18. Each of Buyer and Norilsk Nickel hereby irrevocably consents to the exclusive personal jurisdiction and venue of any Delaware state or United States Federal court of competent jurisdiction sitting in New Castle County, Delaware, in any action, claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, claim or proceeding in any other court. Each of Buyer and Norilsk Nickel hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New Castle County, Delaware.

         6.7 Entire Agreement; Amendments. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the Company, Norilsk Nickel and Buyer. Any amendment, modification or supplement of this Agreement shall require the approval of the majority of the Independent Directors. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, Buyer hereby agrees to vote its Shares to approve any necessary amendments to the Certificate of Incorporation and By-Laws of the Company resulting therefrom.

         6.8 Term. This Agreement shall remain in effect for so long as any Norilsk Party Owns at least ten percent (10%) of the outstanding voting securities of the Company and shall terminate if any Norilsk Party Owns one hundred percent (100%) of the outstanding voting securities of the Company.

         6.9 Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any stockholder at the principal executive offices of the Company.

         6.10 Waiver. No waiver by any Party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

         6.11 Successors and Assigns. This Agreement shall not be assigned by any Party hereto (by operation of law or otherwise) without the prior written consent of the other Parties hereto. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns.

         6.12 Remedies. In the event of a breach by any Party to this Agreement of its obligations under this Agreement, any Party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The Parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         6.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         6.14 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         6.15 Further Assurances. Each Party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement.

         6.16 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

         6.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         6.18 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

         If to Buyer, to:

                  Norimet Limited
                  Managing Director
                  Cassini House, 6th Floor
                  57 St. James Street
                  London SW1A 1LD
                  Fax:  44 207 565 6463


         with a copy to

         (which will not constitute notice to):

                  Baker Botts L.L.P.
                  1299 Pennsylvania Ave., N.W.
                  Washington, DC  20004-2400
                  Attn: David N. Powers, Esq.
                  Telephone No: (202) 639-7769
                  Facsimile No: (202) 639-7890


         If to Norilsk Nickel, to:

                  Usadba Center
                  22, Voznesensky per.
                  Moscow 103009
                  Russia
                  Telephone No.: 7 095 797 8610
                  Facsimile No.: 7 095 797 8611
                  Attn:  General Director

         with a copy to:

                  Baker Botts L.L.P.
                  1299 Pennsylvania Ave., N.W.
                  Washington, DC  20004-2400
                  Attn: David N. Powers, Esq.
                  Telephone No:(202) 639-7769
                  Facsimile No: (202) 639-7890

         If to the Company, to:

                  Stillwater Mining Company
                  536 East Pike Avenue
                  Columbus, Montana 59019
                  Attn:  Chief Executive Officer
                  Telephone No: (406) 322-8700
                  Facsimile No: (406) 322-9985

         with a copy to

         (which will not constitute notice to):

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, NY  10036
                  Telephone No.: 212-735-3380
                  Facsimile No.:  917-777-3380
                  Attn:  Jeffrey W. Tindell, Esq.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 6.18 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 6.18 be deemed given upon facsimile confirmation, and (y) if delivered by mail in the manner described above to the address as provided in this Section 6.18 upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 6.18, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6.18). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto.

         IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.



                                            STILLWATER MINING COMPANY

                                            By: ________________________________
                                                Name:
                                                Title:

                                            NORIMET LIMITED

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MMC NORILSK NICKEL

                                            By: ________________________________
                                                Name:
                                                Title: